EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

June 19, 2000

We consent to the incorporation, by reference in Registration Statement No. 333-02105 of MCN Energy Group Inc. on Form S-8, of our report dated June 19, 2000, appearing in this Annual Report on Form 11-K of the MCN Energy Group Savings and Stock Ownership Plan as of, and for the year ended, December 31, 1999.

GEORGE JOHNSON & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS